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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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
Date of Report (Date of earliest event reported)     December 17, 2004  (December 15, 2004)
                                                 ------------------------------------------------
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                           Nextel Communications, Inc.
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               (Exact Name of Registrant as Specified in Charter)


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
               Delaware                           0-19656                          36-3939651
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
     (State or Other Jurisdiction              (Commission                       (IRS Employer
            of Incorporation)                   File Number)                    Identification No.)
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
2001 Edmund Halley Drive, Reston, Virginia                                              20191
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
     (Address of Principal Executive Offices)                                         (Zip Code)
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Registrant's telephone number, including area code:           (703) 433-4000
                                                     ---------------------------


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

         [ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 15, 2004, Nextel and Sprint Corporation entered into a definitive agreement for a merger of equals pursuant to which Nextel will merge into a wholly owned subsidiary of Sprint, with each of Sprint and Nextel being valued equally in the merger. The new company will be called Sprint Nextel.

         Under the terms of the merger agreement, existing Sprint shares will remain outstanding and each Nextel common share will be converted into Sprint
Nextel shares and a small per share amount in cash, with a total value equal to
1.3 shares of Sprint Nextel common stock. The exact stock/cash allocation will be determined at closing of the merger in order to facilitate the spin-off of the new company's local telecommunications business on a tax-free basis. The aggregate amount of the cash payment will not exceed $2.8 billion. All outstanding Nextel options will be converted into options to purchase an equivalent number of shares of Sprint Nextel common stock, adjusted based on a
1.3 per share exchange ratio.

         The Sprint Nextel Board of Directors will consist of 12 directors, six from each company, including two co-lead independent directors, one from Sprint and one from Nextel. Sprint Nextel will have its executive headquarters in Reston, Virginia, and its operational headquarters in Overland Park, Kansas.
Gary D. Forsee, currently Chairman and Chief Executive Officer of Sprint, will become President and Chief Executive Officer of Sprint Nextel. Timothy M.
Donahue, Nextel's President and Chief Executive Officer, will become Chairman.

         The merger is expected to close in the second half of 2005 and is subject to shareholder and regulatory approvals, as well as other customary closing conditions. As a result, there can be no assurances that the merger will be completed or as to the timing thereof. The merger agreement contains certain termination rights for each of Nextel and Sprint and further provides that, upon termination of the merger agreement under specified circumstances involving an alternative transaction, each party may be required to pay the other a termination fee of $1 billion.

         Simultaneously with the execution of the merger agreement, Mr. Donahue executed a letter pursuant to which he agreed, for the six-month period after the merger, not to claim that his change of title and assignment of duties to the Chairman of Sprint Nextel pursuant to the merger agreement would be a basis for him for terminating his existing employment agreement for good reason.

         The foregoing descriptions of the merger agreement and letter do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)      Exhibits:
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
                Number          Exhibit
                ------          -------
                2.1             Agreement and Plan of Merger, dated as of December 15, 2004, by and among
                                Sprint, Nextel and S-N Merger Corp.

                10.1            Letter, dated as of December 15, 2004, from Timothy M. Donahue to the
                                Board of Directors of Nextel.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    NEXTEL COMMUNICATIONS, INC.


                                    By: /s/ GARY D. BEGEMAN
                                        ----------------------------------------
                                        Name:  Gary D. Begeman
                                        Title: Vice President and Deputy General
                                               Counsel


Dated: December 17, 2004


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                                INDEX TO EXHIBITS


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
         NUMBER           EXHIBIT
         ------           -------
          2.1             Agreement and Plan of Merger, dated as of December 15, 2004, by and among Sprint, Nextel and S-N Merger Corp.

          10.1            Letter, dated as of December 15, 2004, from Timothy M. Donahue to the Board of Directors of Nextel.
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